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POLYONE CORPORATION

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POLYONE CORPORATION
Notice of 2005
Annual Meeting of Shareholders
and Proxy Statement

PROXY STATEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON SHARES
EXECUTIVE COMPENSATION
PROPOSAL 2 -- APPROVAL OF THE POLYONE CORPORATION SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
PROPOSAL 3 -- APPROVAL OF THE POLYONE CORPORATION 2005 EQUITY and PERFORMANCE INCENTIVE PLAN
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
GENERAL
POLYONE CORPORATION SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
SENIOR EXECUTIVE POLYONE ANNUAL INCENTIVE PLAN DEFINITION OF “CHANGE IN CONTROL”
POLYONE CORPORATION 2005 EQUITY and PERFORMANCE INCENTIVE PLAN

POLYONE CORPORATION
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
       The Annual Meeting of Shareholders of PolyOne Corporation will be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio at 9:00 a.m. on Thursday, May 19, 2005. The purposes of the meeting are:

1.	To elect Directors;

2.	To approve the PolyOne Corporation Senior Executive Annual Incentive Plan;

3.	To approve the PolyOne Corporation 2005 Equity and Performance Incentive Plan; and

4.	To consider and transact any other business that may properly come before the meeting.
      Shareholders of record at the close of business on March 21, 2005 are entitled to notice of and to vote at the meeting.

For the Board of Directors

Wendy C. Shiba
Vice President, Chief Legal Officer and Secretary
March 30, 2005

POLYONE CORPORATION
PolyOne Center
33587 Walker Road
Avon Lake, Ohio 44012
PROXY STATEMENT
Dated March 30, 2005
      The Board of Directors of PolyOne Corporation respectfully requests your proxy for use at the Annual Meeting of Shareholders to be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio at 9:00 a.m. on Thursday, May 19, 2005, and at any adjournments of that meeting. This proxy statement is to inform you about the matters to be acted upon at the meeting.
      If you attend the meeting, you may vote your shares by ballot. If you do not attend, your shares may still be voted at the meeting if you sign and return the enclosed proxy card. Common shares of PolyOne represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed on pages 3 through 4 below and to approve the PolyOne Corporation Senior Executive Annual Incentive Plan and the PolyOne Corporation 2005 Equity and Performance Incentive Plan. You may revoke your proxy before it is voted by giving notice to us in writing or orally at the meeting. Persons entitled to direct the vote of shares held by the following PolyOne plans will receive a separate voting instruction card: The PolyOne Retirement Savings Plan, DH Compounding 401(k) Plan and PolyOne Canada Inc. Retirement Plan. If you receive a separate voting instruction card for one of these plans, you must sign and return the card as indicated on the card in order to instruct the trustee on how to vote the shares held under the plan. You may revoke your voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee.
      Shareholders may also submit their proxies by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are printed on the proxy cards.
      We are mailing this proxy statement and the enclosed proxy card and, if applicable, the voting instruction card, to shareholders on or about April 4, 2005. PolyOne’s headquarters are located at PolyOne Center, 33587 Walker Road, Avon Lake, Ohio 44012 and our telephone number is (440) 930-1000.

PROPOSAL 1 — ELECTION OF DIRECTORS
      PolyOne’s Board of Directors currently consists of ten Directors. Each Director serves for a one year term and until a successor is duly elected and qualified, subject to the Director’s earlier death, retirement or resignation. Our Corporate Governance Guidelines provide that all non-employee Directors will retire from the Board not later than the first Annual Meeting of Shareholders following the Director’s 70th birthday. However, the Board is permitted to waive this requirement, and has done so to permit the nomination of Mr. Patient. The Board met six times during 2004, the calendar year being PolyOne’s fiscal year. Each Director is expected to attend the Annual Meeting of Shareholders. In 2004, all of PolyOne’s ten Directors attended the Annual Meeting of Shareholders. PolyOne’s Board of Directors has reviewed the independence of its members as required by the listing standards of the New York Stock Exchange and has determined that none of the nine non-employee Directors has a material relationship with PolyOne and that each such Director is independent in accordance with the listing standards of the New York Stock Exchange. PolyOne’s independent Directors meet regularly in executive sessions chaired by William F. Patient, Chairman of the Board. The Board and each Committee conduct an annual self-evaluation.
      A shareholder who wishes to suggest a Director candidate for consideration by the Compensation and Governance Committee must provide written notice to the Secretary of PolyOne in accordance with the procedures specified in Regulation 12 of PolyOne’s Regulations. Generally, the Secretary must receive the notice not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee’s signed consent to serve as a Director if elected. The notice must set forth the name and address of, and the number of PolyOne common shares owned by, the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee.
      The nominees for election as Directors for terms expiring in 2006 and a description of the business experience of each nominee appear below. Each of the nominees is a current member of the Board. The reference below each Director’s name to the term of service as a Director includes the period during which the Director served as a Director of The Geon Company (“Geon”) or M.A. Hanna Company (“M.A. Hanna”), each a predecessor to PolyOne. The information is current as of March 21, 2005.

J. Douglas Campbell Director since 1993 Age — 63	Chairman and Chief Executive Officer of ArrMaz Custom Chemicals, Inc., a specialty mining and asphalt additives and reagents producer, since December 2003. Served as President and Chief Executive Officer and was a Director of Arcadian Corporation, a nitrogen chemicals and fertilizer manufacturer, from December 1992 until the company was sold in 1997.

Carol A. Cartwright Director since 1994 Age — 63	President of Kent State University, a public higher education institution, since 1991. Ms. Cartwright serves on the Boards of Directors of KeyCorp, FirstEnergy and The Davey Tree Expert Company.

Gale Duff-Bloom Director since 1994 Age — 65	Served as President of Company Communications and Corporate Image of J.C. Penney Company, Inc., a major retailer, from June 1999 until her retirement in April 2000. From 1996 to June 1999, Ms. Duff-Bloom served as President of Marketing and Company Communications and from 1995 to 1996 as Senior Executive Vice President and Director of Personnel and Company Communications of J.C. Penney.

Wayne R. Embry Director since 1990 Age — 67	Senior Advisor to the General Manager of the Toronto Raptors, a professional basketball team, since June 2004. Mr. Embry served as President and Chief Operating Officer, Team Division, of the Cleveland Cavaliers from 1986 until his retirement in 2000. Mr. Embry serves on the Board of Directors of Kohl’s Corporation.

Richard H. Fearon Director since 2004 Age — 49	Executive Vice President — Chief Financial and Planning Officer of Eaton Corporation, a global manufacturing company, since April 2002. Mr. Fearon served as Partner of Willow Place Partners LLC from 2001 to 2002. From 1995 to 2000, Mr. Fearon was the Senior Vice President — Corporate Development for Transamerica Corporation.

Robert A. Garda Director since 1998 Age — 66	Executive-in-Residence of The Fuqua School of Business, Duke University, since 1997. Mr. Garda served as an independent consultant from 1995 to 1997. Mr. Garda served as President and Chief Executive Officer of Aladdin Industries from 1994 to 1995. Prior to that, Mr. Garda was a Director at McKinsey & Company, Inc. Mr. Garda serves on the Boards of Directors of Insect Biotechnology, Inc. and GED, Inc.

Gordon D. Harnett Director since 1997 Age — 62	Chairman, President and Chief Executive Officer of Brush Engineered Materials Inc., an international supplier and producer of high performance engineered materials, since 1991. Mr. Harnett serves on the Boards of Directors of The Lubrizol Corporation and EnPro Industries, Inc.

William F. Patient Director since 2003 Age — 70	Chairman of the Board since November 2003. Served as the Chairman of the Board and Chief Executive Officer of The Geon Company from 1993 until his retirement in 1999.

Thomas A. Waltermire Director since 1998 Age — 55	Chief Executive Officer and President of PolyOne since August 31, 2000 and Chairman of the Board from August 2000 until November 2003. Prior to the formation of PolyOne at the end of August 2000, Mr. Waltermire served as Chairman of the Board of The Geon Company from August 1999 and Chief Executive Officer and President of Geon from May 1999. From February 1998 to May 1999, Mr. Waltermire served as President and Chief Operating Officer of Geon. Earlier, Mr. Waltermire held various positions with Geon, including Chief Financial Officer. Mr. Waltermire serves on the Board of Directors of Nucor Corporation.

Farah M. Walters Director since 1998 Age — 60	Served as President and Chief Executive Officer of University Hospitals Health System and University Hospitals of Cleveland from 1992 until her retirement in June 2002. Ms. Walters serves on the Boards of Directors of Kerr-McGee Corporation and Alpharma Inc.

Committees of the Board of Directors; Attendance
      The Board has an Audit Committee consisting of Messrs. Harnett, the Chairperson, Fearon, Garda and Patient and Ms. Cartwright; a Compensation and Governance Committee consisting of Mss. Walters, the Chairperson, Cartwright and Duff-Bloom and Messrs. Campbell, Embry, Fearon, Garda and Harnett; an Environmental, Health and Safety Committee consisting of Messrs. Embry, the Chairperson, Campbell and Patient and Ms. Duff-Bloom; and a Financial Policy Committee consisting of Messrs. Campbell, the Chairperson, Embry and Patient and Mss. Duff-Bloom and Walters.
      The Audit Committee, which met eight times during 2004, meets with appropriate financial and legal personnel and independent auditors to review PolyOne’s corporate accounting, internal controls, financial reporting and compliance with legal and regulatory requirements. The Committee exercises oversight of the independent auditors, the internal auditors and the financial management of PolyOne. The Audit Committee appoints the independent auditors to serve as auditors in examining PolyOne’s corporate accounts. PolyOne’s common shares are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the financial literacy and independence requirements as set forth in the New York Stock Exchange listing standards. The Board of Directors has determined that Mr. Harnett meets the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. On September 6, 2000, the Board adopted an Audit Committee charter, which was amended on December 10, 2003 and is available to shareholders on PolyOne’s website at www.polyone.com.
      The Compensation and Governance Committee, which met eight times during 2004, reviews and approves compensation, benefits and perquisites afforded PolyOne’s executive officers and other highly-compensated personnel. The Committee has similar responsibilities with respect to non-employee Directors, except that the Committee’s actions and determinations are subject to the approval of the Board of Directors. The Committee also has oversight responsibilities for all of PolyOne’s broad-based compensation and benefit programs and provides policy guidance and oversight on selected human resource policies and practices. The Committee recommends to the Board of Directors candidates for nomination as Directors of PolyOne, and the Committee advises the Board with respect to governance issues and directorship practices, reviews succession planning for the Chief Executive Officer and other executive officers and oversees the process by which the Board annually evaluates the performance of the Chief Executive Officer. All members of the Compensation and Governance Committee have been determined to be independent as defined by the New York Stock Exchange listing standards. On May 15, 2003, the Board adopted a Compensation and Governance Committee Charter, which was amended on May 20, 2004 and is available to shareholders on PolyOne’s website at www.polyone.com.
      The Compensation and Governance Committee will consider shareholder suggestions for nominees for election to PolyOne’s Board of Directors as described on Page 3. The Committee utilizes a variety of methods for identifying and evaluating nominees for Directors, including third-party search firms, recommendations from current Board members and recommendations from shareholders. Nominees for election to the Board of Directors are selected on the basis of the following criteria:

•	Business or professional experience;

•	Knowledge and skill in certain specialty areas such as accounting and finance, international markets, physical sciences and technology or the polymer or chemical industry;

•	Personal characteristics such as ethical standards, integrity, judgment, leadership and the ability to devote sufficient time to PolyOne’s affairs;

•	Substantial accomplishments with demonstrated leadership capabilities;

•	Freedom from outside interests that conflict with the best interests of PolyOne;

•	The diversity of backgrounds and experience each member will bring to the Board of Directors; and

•	The needs of PolyOne from time to time.
      The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. These criteria have been established by the Committee as criteria that any Director nominee, whether suggested by a shareholder or otherwise, should satisfy. A nominee for election to the Board who is suggested by a shareholder will be evaluated by the Committee in the same manner as any other nominee for election to the Board. Finally, if the Committee determines that a candidate should be nominated for election to the Board, the Committee will present its findings and recommendation to the full Board for approval.
      During 2004, the Committee retained Christian & Timbers as a third-party search firm, at PolyOne’s expense, to assist in identifying qualified nominees for the Board. The search firm was asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the Committee.
      The Environmental, Health and Safety Committee, which met two times during 2004, exercises oversight with respect to PolyOne’s environmental, health, safety, security and product stewardship policies and practices and its compliance with related laws and regulations.
      The Financial Policy Committee, which met four times during 2004, exercises oversight with respect to PolyOne’s capital structure, borrowing and repayment of funds, financial policies, management of foreign exchange risk and other matters of risk management, banking relationships and other financial matters relating to PolyOne.
      During 2004, each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the Committees on which he or she served.
Corporate Governance
      The Board of Directors has adopted a written charter for each of the committees of the Board of Directors. These charters, as well as PolyOne’s Code of Ethics, Code of Conduct and Corporate Governance Guidelines, are posted and available on our investor relations internet website at www.polyone.com under the Corporate Governance page. Shareholders may request copies of these corporate governance documents, free of charge, by writing to PolyOne Corporation, 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Secretary, or by calling (440) 930-1000.

Communication with Board of Directors
      Shareholders and other interested parties interested in communicating directly with the Board of Directors as a group, the non-management Directors as a group, or with any individual Director may do so by writing to the Secretary, PolyOne Corporation, 33587 Walker Road, Avon Lake, Ohio 44012. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is either a “Shareholder-Board of Directors Communication” or an “Interested Party-Board of Directors Communication,” as appropriate.
      The Secretary will review all such correspondence and regularly forward to the Board of Directors a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees of the Board or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by PolyOne that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of PolyOne’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.
Compensation of Directors
      PolyOne pays non-employee Directors an annual retainer of $100,000, quarterly in arrears, consisting of a cash retainer of $50,000 and an award of $50,000 in value of fully vested common shares. PolyOne grants the shares quarterly and determines the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. PolyOne pays individual meeting fees only as follows: fees of $2,000 for each unscheduled Board and committee meeting attended and fees of $1,000 for participation in each unscheduled significant telephonic Board and committee meeting. In addition, the Chairpersons of each committee receive a fixed annual cash retainer, payable quarterly, as follows: $5,000 for Environmental, Health and Safety and Financial Policy Committees and $10,000 for Audit and Compensation and Governance Committees. The Chairman of the Board of Directors receives an additional fixed annual cash retainer of $200,000, payable quarterly. PolyOne reimburses Directors for their expenses associated with each meeting attended.
      PolyOne generally grants each new Director who is not an employee of PolyOne at the time of his or her initial election or appointment as a Director an award of 8,500 common shares. The share awards made to Directors are awarded under any present or future stock plan of PolyOne having shares available for these awards.
      Directors who are not employees of PolyOne may defer payment of all or a portion of their compensation as a Director under PolyOne’s Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferred Compensation Plan”). A Director may defer the compensation as cash or elect to have it converted into PolyOne common shares at a rate equal to 125% of the cash compensation amount. Deferred compensation, whether in the form of cash or common shares, is held in trust for the participating Directors. Interest earned on the cash amounts and dividends on the common shares accrue for the benefit of the participating Directors.

BENEFICIAL OWNERSHIP OF COMMON SHARES
      The following table shows the number of common shares beneficially owned on March 21, 2005 (including options exercisable within 60 days of that date) by each of the Directors and nominees, each of the executive officers named in the Summary Compensation Table on page 13 and by all Directors and executive officers as a group.

	Number of		Right to	Total
	Shares		Acquire	Beneficial
Name	Owned(1)		Shares(3)	Ownership

J. Douglas Campbell	83,498	(2)	60,000	143,498
Carol A. Cartwright	57,732	(2)	39,000	96,732
Gale Duff-Bloom	66,846	(2)	60,000	126,846
Wayne R. Embry	21,649	(2)	39,000	60,649
Richard H. Fearon	1,085		15,000	16,085
Robert A. Garda	49,616	(2)	61,500	111,116
Gordon D. Harnett	72,750	(2)	61,500	134,250
William F. Patient	62,718		288,000	350,718
Thomas A. Waltermire	245,950		1,193,388	1,439,338
Farah M. Walters	61,923	(2)	54,000	115,923
V. Lance Mitchell	90,635		385,136	475,771
W. David Wilson	111,505		428,776	540,281
Wendy C. Shiba	43,030		124,890	167,920
Michael L. Rademacher	32,846		192,644	225,490
16 Directors and executive officers as a group	1,095,486		3,256,552	4,352,038

(1)	Except as otherwise stated in the notes below, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the individual. It includes the approximate number of shares credited to the named executives’ accounts in The PolyOne Retirement Savings Plan, a tax-qualified defined contribution plan. The number of shares of common stock allocated to these individuals is provided by the savings plan administrator in a statement for the period ending December 31, 2004, based on the market value of the applicable plan units held by the individual. Additional shares of common stock may have been allocated to the accounts of participants in the savings plan since the date of the last statements received from the plan administrator. No Director, nominee or executive officer beneficially owned, on March 21, 2005, more than 1% of PolyOne’s outstanding common shares, except Mr. Waltermire, who owned 1.55%. As of that date, the Directors and executive officers as a group beneficially owned approximately 4.58% of the outstanding common shares.

(2)	With respect to the Directors, except Mr. Waltermire, who is not eligible to participate in the Directors’ Deferred Compensation Plan, beneficial ownership includes shares held under the Directors’ Deferred Compensation Plan as follows: J.D. Campbell, 81,442 shares; C.A. Cartwright, 48,642 shares; G. Duff-Bloom, 66,348 shares; W.R. Embry, 11,102 shares; R.A. Garda, 28,074 shares; G.D. Harnett, 55,939 shares; and F.M. Walters, 60,867.

(3)	Includes shares the individuals have a right to acquire on or before May 20, 2005.

      The following table shows information relating to all persons who, as of March 21, 2005, were known by us to beneficially own more than five percent of PolyOne’s outstanding common shares based on information provided in Schedule 13Gs filed with the Securities and Exchange Commission (the “Commission”):

	Number		% of
Name and Address	of Shares		Shares

FMR Corp.	11,698,786	(1)	12.7%
82 Devonshire Street
Boston, Massachusetts 02109
New York Life Trust Company,
as Trustee for The PolyOne Retirement Savings Plan	7,015,886	(2)	7.6%
51 Madison Avenue
New York, New York 10010
Barrow, Hanley, Mewhinney & Strauss, Inc.	4,844,820	(3)	5.3%
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, TX 75204-2429

(1)	As of February 14, 2005, based upon information contained in a Schedule 13G/A filed with the Commission. FMR Corp., as a holding company reporting on behalf of its subsidiaries, has sole voting power with respect to 502,360 of these shares and has sole dispositive power with respect to all of these shares.

(2)	As of February 15, 2005, based upon information contained in a Schedule 13G/A filed with the Commission. New York Life Trust Company, as Trustee for The PolyOne Retirement Savings Plan and for various collective investment funds for employee benefit plans and other index accounts, as a bank, has sole voting power and sole dispositive power with respect to all of these shares.

(3)	As of February 8, 2005, based upon information contained in a Schedule 13G filed with the Commission. Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 2,193,700 of these shares and has sole dispositive power with respect to all of these shares.

EXECUTIVE COMPENSATION
Report of the Compensation and Governance Committee on Executive Compensation
      The Compensation and Governance Committee of the Board of Directors (the “Committee”) is responsible for establishing PolyOne’s compensation and benefit policies and reviewing PolyOne’s philosophy regarding executive remuneration to assure consistency with its goals and business strategy. The Committee has retained an independent compensation consultant to assist in fulfilling its duties and responsibilities. Each year the Committee reviews market data to assess PolyOne’s competitive position with respect to all aspects of executive compensation and considers and approves changes in base salary and incentive levels for executive officers and key employees (including annual and long-term, equity-based awards). The Committee also reviews and approves annual and long-term performance criteria and goals at the beginning of each performance period and certifies the results at the end of each performance period. In addition, the Committee has oversight responsibilities for all of PolyOne’s broad-based compensation and benefit programs.
General Compensation Philosophy
      The Committee believes that pay should be administered on a total remuneration basis, with consideration of the value of all components of compensation. Total remuneration opportunities should be competitive and serve to attract, retain, motivate and reward employees based upon their experience, responsibility, performance and marketability. Compensation should be affordable and fair to both employees and shareholders. Incentive programs should create a strong mutuality of interests between executives and shareholders through the use of equity-based compensation and the selection of performance criteria that are consistent with PolyOne’s strategic objectives.
Executive Compensation
      PolyOne’s executive compensation program has the following principal components: base salary, annual incentive compensation and long-term incentive compensation. As an executive’s level of responsibility increases, a greater portion of his or her potential total remuneration is based on performance incentives (including stock-based awards) rather than on salary. This approach may result in changes in an executive’s total compensation from year to year if there are variations in PolyOne’s performance and/or the performance of PolyOne’s individual business units versus established goals.
      The total remuneration program is designed to be competitive with companies of comparable size and industry as well as companies with which PolyOne competes for executive talent. This involves reviewing the total remuneration programs of companies within both the specialty chemical industry and a broad-base of industrial companies. To assess the competitive total remuneration programs of these other companies and to establish appropriate compensation comparisons, the Committee receives advice from its independent compensation consultant and reviews data that is based on a specialty chemical peer group as well as various published surveys. The Committee generally sets the target level of long-term incentive compensation to approximate the median of the market data, with adjustments to account for specific facts and circumstances at PolyOne.
Base Salaries
      The Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the current total compensation of each executive, current marketplace data for comparable positions, individual performance appraisals and recommended adjustments by the Chief Executive Officer for each executive officer except himself. At the meeting, the Committee reviews all available data and considers and approves adjustments. In addition, the Committee reviews marketplace data for, and the performance of, the Chief Executive Officer and determines the appropriate adjustment.
      Executive officer salaries were not adjusted during the first half of 2004, in view of the prevailing, difficult market conditions. In July, after the Committee had determined that PolyOne’s objectives through June had been attained, it approved salary increases for the executive officers. In 2005, the Committee may grant a salary increase, at its discretion, based on company performance and business conditions.
      PolyOne accrues for base salary costs on a daily basis and payments to employees are made bi-weekly (normally 26 payments per year). This can create a timing difference between the accrued company cost and the payment to the employee. Approximately every twelve years, a twenty-seventh payment occurs due to the calendar. This occurred in 2004, resulting in salary increases in the Summary Compensation Table consisting of this extra payment plus the salary increases effected in July 2004.
Deductibility of Compensation Under IRC Section 162(m)
      The Committee is aware of Section 162(m) of the tax code, which generally limits the deductibility of executive pay in excess of one million dollars, and which specifies the requirements for the “performance-based” exemption from this limit. The Committee generally manages PolyOne’s incentive programs to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances PolyOne’s business objectives.
Incentive Compensation
      The Senior Executive PolyOne Annual Incentive Plan (the “PolyOne AIP”) provides for awards that are wholly contingent upon the attainment of performance goals established by the Committee.
      At its meeting on December 10, 2003, the Committee approved 2004 PolyOne AIP performance targets related to corporate debt reduction, free cash flow, operating income, and business unit operating income. A portion of the 2004 PolyOne AIP awards was payable in July based on operating income performance during the first six months of 2004, to reinforce the urgency of 2004 performance improvement imperatives. In February 2005, the Committee approved final AIP awards based on PolyOne’s and its business units’ performance in relation to the aforementioned goals. These AIP awards are disclosed in the Summary Compensation Table for 2004 performance.
Long Term Incentives
      In December 2003, under the PolyOne Corporation 2000 Stock Incentive Plan, the Committee approved grants of Target-Priced Stock Appreciation Rights (“SARs”) as the 2004 long-term incentive awards. Target-Priced SARs were granted with exercise terms of 36 months, and with vesting contingent upon the attainment of target prices of $8, $9 and $10 of PolyOne’s common stock. The purpose of the Target-Priced SAR grants was to reinforce the importance of significant, near-term improvements in PolyOne’s returns to shareholders. Two-thirds of the Target-Priced SAR awards vested in 2004, based on the performance of the stock in relation to the $8 and $9 goals.

      Rather than make long-term incentive awards in December 2004, the Committee awaited guidance on the impact of granting SARs under the Jobs Creation Act of 2004; hence no long-term incentive awards appear in the Summary Compensation Table for 2004. The Committee did act in January 2005 to approve long-term incentive awards under two vehicles. Most of the award’s value was in the form of performance shares, with the remainder in the form of stock-settled SARs. Performance shares vest only to the extent that management goals for cash flow, return on invested capital (ROIC), and level of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) in relation to debt are achieved over the next three years. Stock-settled SARs were granted with exercise terms of seven years, and vesting based on 10%, 20%, and 30% stock price appreciation goals to reinforce PolyOne’s ongoing commitment to enhancing shareholder returns. Because of the timing of these long-term incentive awards, they will be reported in the compensation tables in next year’s proxy statement.
Chief Executive Officer
      At Mr. Waltermire’s request, in recognition of business conditions, his base salary was reduced by 10% to $621,600 effective February 1, 2003. After a review of year-to-date performance, which showed PolyOne attaining its objectives, in July 2004 the Committee restored his salary to the level of $690,600, where it was prior to February 2003 and has remained essentially unchanged since January 2001.
      In 2004, Mr. Waltermire participated in the PolyOne AIP under similar terms and conditions as other executive officers and as described above. Based on PolyOne’s performance in 2004 against pre-set goals, the Committee approved for Mr. Waltermire an AIP award of $176,102 based on operating income performance through June and an additional $757,374 based on performance for the entire year under the PolyOne AIP.
      Mr. Waltermire’s long-term incentive awards were made consistent with the other executive officers as described above (consisting of Target Priced SARs awarded in December 2003 and stock-settled SARs and performance shares awarded in January 2005). Because of the timing of these long-term incentive awards, they will be reported in the compensation tables in next year’s proxy statement.

THE COMPENSATION AND
GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Farah M. Walters, Chairperson
J. Douglas Campbell
Carol A. Cartwright
Gale Duff-Bloom
Wayne R. Embry
Robert A. Garda
Gordon D. Harnett
February 21, 2005

      The following table sets forth the compensation received for the three years ended December 31, 2004 by PolyOne’s Chief Executive Officer and the persons who were at December 31, 2004 the four other most highly paid executive officers.
Summary Compensation Table

		Annual Compensation				Long Term Compensation

						Awards		Payouts

				Other			Options/	LTIP	All
				Annual		Restricted	SARs	Payouts	Other
Name and				Compen-		Stock	(# of	(# of	Compen-
Principal Position	Year	Salary($)(1)	Bonus($)	sation($)(2)		Awards($)	Shares)	Shares)	sation($)

Thomas A. Waltermire	2004	678,681	933,476		(2)	–0–	–0–	–0–	70,258	(3)
President and	2003	630,808	–0–		(2)	–0–	509,740	–0–	90,586	(3)
Chief Executive Officer	2002	690,000	168,900		(2)	–0–	299,200	–0–	58,008	(3)

V. Lance Mitchell	2004	339,027	228,508		(2)	–0–	–0–	–0–	26,252	(4)
Group Vice President	2003	320,889	–0–		(2)	–0–	174,160	–0–	34,373	(4)
	2002	335,000	27,700		(2)	–0–	96,800	–0–	27,269	(4)

W. David Wilson	2004	329,200	266,348		(2)	–0–	–0–	–0–	31,416	(5)
Vice President and	2003	311,754	–0–		(2)	–0–	169,260	–0–	40,659	(5)
Chief Financial Officer	2002	325,000	46,900		(2)	–0–	94,000	–0–	24,102	(5)

Wendy C. Shiba	2004	320,192	259,060		(2)	–0–	–0–	–0–	15,443	(6)
Vice President,	2003	286,188	–0–		(2)	–0–	128,200	–0–	32,122	(6)
Chief Legal Officer	2002	300,000	63,200		(2)	–0–	67,700	–0–	12,000	(6)
and Secretary

Michael L. Rademacher	2004	269,231	233,753		(2)	–0–	–0–	–0–	16,359	(7)
Vice President and	2003	238,496	64,500		(2)	–0–	106,780	–0–	27,619	(7)
General Manager,	2002	250,000	93,000	36,462	(8)	–0–	56,400	–0–	9,506	(7)
Distribution

(1)	A portion of the 2004 annual salary includes the twenty-seventh payment as described in the last paragraph of the Base Salaries section of the Report of the Compensation and Governance Committee on Executive Compensation.

(2)	Indicates perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus for the year shown.

(3)	Amounts under “All Other Compensation” for Mr. Waltermire include PolyOne’s cash contributions to PolyOne’s qualified savings plan in the amounts of $16,913 for 2004, $24,000 for 2003 and $11,000 for 2002 and amounts accrued under PolyOne’s non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the qualified savings plan in the amounts of $53,345 for 2004, $66,586 for 2003 and $47,008 for 2002.

(4)	Amounts under “All Other Compensation” for Mr. Mitchell include PolyOne’s cash contributions to PolyOne’s qualified savings plan in the amounts of $13,838 for 2004, $21,000 for 2003 and $11,000 for 2002 and amounts accrued under PolyOne’s non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the qualified savings plan in the amounts of $12,414 for 2004, $13,373 for 2003 and $16,269 for 2002.

(5)	Amounts under “All Other Compensation” for Mr. Wilson include PolyOne’s cash contributions to PolyOne’s qualified savings plan in the amount of $13,888 for 2004, $24,000 for 2003 and $11,000 for 2002 and amounts accrued under PolyOne’s non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the qualified savings plan in the amounts of $17,528 for 2004, $16,659 for 2003 and $13,102 for 2002.

(6)	Amounts under “All Other Compensation” for Ms. Shiba include PolyOne’s cash contributions to PolyOne’s qualified savings plan in the amount of $7,110 for 2004, $11,934 for 2003 and $4,250 for 2002 and amounts accrued under PolyOne’s non-qualified retirement plans providing for benefits in excess of the amounts permitted to be contributed under the qualified savings plan in the amount of $8,333 for 2004, $20,188 for 2003 and $7,750 for 2002.

(7)	Amounts under “All Other Compensation” for Mr. Rademacher includes PolyOne’s cash contributions to PolyOne’s qualified savings plan in the amount of $6,050 for 2004, $12,427 for 2003 and $5,131 for 2002 and amounts accrued under PolyOne’s non-qualified retirement plans providing for benefits in excess of the amounts permitted to be contributed under the qualified savings plan in the amount of $10,309 for 2004, $15,192 for 2003 and $4,375 for 2002.

(8)	Amount under “Other Annual Compensation” for Mr. Rademacher in 2002 includes tax gross-ups on personal benefits in the amount of $11,572, car allowance in the amount of $12,000 and financial planning expenses in the amount of $10,755.
Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

Value of Unexercised
			Number of Unexercised	In-The-Money Options/
			Options/SARs at FY-End	SARs At FY-End
	Shares Acquired		(# of Shares)	($)(2)
	on Exercise	Value Realized
Name	(# of Shares)	($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

T. A. Waltermire	–0–	–0–	1,034,593/338,275	936,484/670,027
V. L. Mitchell	12,039	107,147	332,471/113,485	153,099/228,947
W. D. Wilson	–0–	–0–	377,791/110,305	309,444/222,541
W. C. Shiba	9,098	81,973	82,355/82,168	94,313/168,590
M. L. Rademacher	–0–	–0–	157,209/68,395	194,536/140,303

(1)	Represents the difference between the fair market value of the securities underlying the options or SARs and the exercise or base price of the option or SAR at exercise. Fair market value is calculated as the average of the high and low prices for the date of exercise.

(2)	Based on the closing price of a common share of PolyOne of $9.06 as reported on the New York Stock Exchange on December 31, 2004. The ultimate realization of profit, if any, on the sale of common shares underlying the option is dependent upon the market price of the shares on the date of sale.
Retirement Pensions
      The following table shows the total estimated annual pension benefits payable to certain of the executives named in the Summary Compensation Table. These executives are eligible to receive pension payments under a plan that existed prior to the consolidation of Geon and M.A. Hanna (the “Plan”). The Plan makes available a pension that is paid from funds provided through contributions by PolyOne and contributions by the executive, if any, made prior to 1972. The amount of the executive’s pension depends on a number of factors including Final Average Earnings (“FAE”) and years of credited company service to PolyOne. Effective January 1, 2003, no additional service will be credited under the Plan, although future earnings will continue to be factored into the computation of FAE.

      The table shows the annual pension amounts currently available based on the combinations of FAE and years of credited service shown and should be read in conjunction with the accompanying notes. As of January 1, 1989, the Plan generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of “covered compensation” (as defined by the Social Security Administration) times years of pension credit up to 35 years. In addition, those executives who were actively at work on December 31, 1989, may receive an additional pension credit of 4 years (up to a maximum of 24 years) of pension credit. Benefits become vested after 5 years of service. As of January 1, 2000, the Plan was closed to new participants. The table and discussion of retirement benefits apply as of December 31, 2004.
Pension Plan Table

Final	Years Of Credited Service(1)
Average
Earnings ($)	10(2)	15(2)	20(2)	25	30

400,000	87,115	118,228	149,340	155,563	186,675
500,000	109,515	148,628	187,740	195,563	234,675
600,000	131,915	179,028	226,140	235,563	282,675
700,000	154,315	209,428	264,540	275,563	330,675
800,000	176,715	239,828	302,940	315,563	378,675
900,000	199,115	270,228	341,340	355,563	426,675
1,000,000	221,515	300,628	379,740	395,563	474,675
1,100,000	243,915	331,028	418,140	435,563	522,675
1,200,000	266,315	361,428	456,540	475,563	570,675

(1)	As of December 31, 2004, the following executives had the following years of credited service under the Plan or subsidiary plans or supplemental agreements: T.A. Waltermire, 28 years, 6 months; V.L. Mitchell, 13 years, 7 months; and W.D. Wilson, 24 years, 11 months. Ms. Shiba and Mr. Rademacher do not participate in a pension plan.

(2)	Includes an additional 4 years of service applicable to pre-January 1, 1990 employees.
      The Plan uses either a “final average earnings” formula or a “service credit” formula to compute the amount of an employee’s pension, applying the formula which produces the higher amount. The table was prepared using the FAE formula, since the service credit formula would produce lower amounts than those shown. Under the FAE formula, a pension is based on the highest four consecutive calendar years of an employee’s earnings. Earnings include salary, overtime pay, holiday pay, vacation pay, and certain incentive payments including annual cash bonuses, but exclude awards under long-term incentive programs and the match by PolyOne in the savings plans. As of December 31, 2004, final average earnings for the following individuals were as follows: T.A. Waltermire — $981,771; V.L. Mitchell — $427,046; and W.D. Wilson — $422,782.
      In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five-year certain and continuous annuity under the Plan and that the employee would not elect any of the available “survivor options,” which would result in a lower annual pension. If an employee elects to retire between the ages of 55 and 64, the employee would receive a reduced pension amount. The reduced amount is determined based on factors such as age at retirement and years of service. Pensions are not subject to any reduction for Social Security or any other offset amount. Benefits shown in the table that exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code, and certain additional benefits not payable under the qualified pension plan because of certain exclusions from compensation taken into account thereunder, are payable under an unfunded, non-qualified benefits restoration pension plan.
Share Ownership Guidelines
      PolyOne has established share ownership guidelines for non-employee Directors, executive officers and other senior executives to better align their financial interests with those of shareholders by requiring them to own a minimum level of PolyOne shares. These individuals are expected to make continuing progress towards compliance with the guidelines and to comply fully within five years of becoming subject to the guidelines.
      The share ownership requirements depend on a person’s level of employment. The Chief Executive Officer is required to own 300,000 shares. Executive officers are required to own that number of shares equal to three times their individual salary divided by a benchmark price for PolyOne shares, which results in a range of required ownership of 45,000 to 85,000 shares. Other executives are required to own either 25,000 or 10,000 shares, depending on their job levels. For individuals nearing retirement, the applicable guidelines are reduced after age 55 by 10% each year for five years. The required share ownership level for non-employee Directors is 17,000 shares.
      In general, shares counted towards required ownership include shares directly held and shares vested in PolyOne’s benefit or deferral plans. Share ownership guidelines will be reviewed if significant movements in PolyOne’s share price occur, or at least every three years to evaluate the adequacy of the required holdings based on the value of required holdings.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that PolyOne’s executive officers and Directors, and persons who own more than 10% of a registered class of PolyOne’s equity securities, file reports of ownership and changes in ownership with the Commission. Executive officers, Directors and greater than 10% shareholders are required by Commission rules to furnish PolyOne with copies of all forms they file. Based solely on its review of the copies of such forms received by us and written representations from certain reporting persons, we believe that, during 2004, all Section 16(a) filing requirements applicable to its executive officers, Directors and 10% shareholders were satisfied.
Management Continuity Agreements
      Messrs. Waltermire, Mitchell, Wilson and Rademacher and Ms. Shiba are parties to management continuity agreements with PolyOne (the “Continuity Agreements”). The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a “change of control” of PolyOne. The Continuity Agreements do not provide any assurance of continued employment unless there is a change of control. The Continuity Agreements generally provide for a two-year period of employment commencing upon a change of control. Generally, a change of control is deemed to have occurred if:

•	any person becomes the beneficial owner of 25% or more of the combined voting power of PolyOne’s outstanding securities (subject to certain exceptions);

•	there is a change in the majority of the Board of Directors of PolyOne;

•	certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or

•	there is shareholder approval of a complete liquidation or dissolution of PolyOne.
      The Continuity Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change of control and with the same benefits and level of compensation. If a change of control occurs and the individual’s employment is terminated by PolyOne or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “good reason” (in each case as defined in the Continuity Agreements), generally the individual would be entitled to receive:

•	compensation for a period of up to three years, commencing at the individual’s base salary rate in effect at the time of the termination;

•	a payment of up to three times the “target annual incentive amount” (as defined in the Continuity Agreements) in effect prior to the change in control;

•	the continuation of all employee health and welfare benefits for up to three years;

•	financial planning services for one year;

•	a payment based on the incremental cash value of counting for purposes of certain retirement plans up to three additional years of covered compensation; and

•	a tax gross-up for any excise tax due under the Internal Revenue Code for any payments or distributions made under the agreements.
      If the individual’s employment is terminated by PolyOne or a successor for “cause” or is terminated voluntarily by the individual for reasons other than for “good reason,” the individual is not entitled to the benefits set forth above and is entitled to compensation earned through the date of termination of his or her employment.
Compensation and Governance Committee Interlocks and Insider Participation; Certain Relationships and Related Transactions
      During 2004, none of PolyOne’s executive officers or Directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Commission.

PolyOne Stock Performance
      Following is a graph that compares the cumulative total shareholder returns for PolyOne’s common shares, the S&P 500 index and the S&P Mid Cap Chemicals index with dividends assumed to be reinvested when received. The graph assumes the investing of $100 from September 1, 2000, the first trading date of PolyOne’s common shares, through December 31, 2004. The S&P Mid Cap Chemicals index includes a broad range of chemical manufacturers. Because of the relationship of PolyOne’s business within the chemical industry, it is felt that comparison with this broader index is appropriate.
Comparison of Cumulative Total Return to Shareholders
August 31, 2000 through December 31, 2004

	8/31/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
PolyOne Corporation	$100	$70.8	$121.3	$49.8	$81.2	$115.1
S&P 500	$100	$87.3	$77.0	$60.0	$77.1	$85.5
S&P Mid Cap Chemicals	$100	$107.5	$122.8	$112.0	$132.3	$173.2

PROPOSAL 2 — APPROVAL OF THE POLYONE CORPORATION
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
      On February 22, 2005, the Board of Directors unanimously approved and adopted the PolyOne Corporation Senior Executive Annual Incentive Plan (the “PolyOne SEAIP”) and recommended that the PolyOne SEAIP be approved by the shareholders at the 2005 annual meeting.
      If approved by shareholders, the PolyOne SEAIP will be PolyOne’s annual incentive plan for executive officers. The PolyOne SEAIP is intended to replace the existing PolyOne annual incentive plan that was last approved by the shareholders of The Geon Company, PolyOne’s predecessor, on April 19, 2000. PolyOne proposes to adopt the PolyOne SEAIP to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to any one of the five most highly compensated executive officers in excess of $1 million for any year unless that compensation is performance-based. One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the company’s shareholders, and that the plan be re-approved by the company’s shareholders every five years.
      The PolyOne SEAIP and the performance goals thereunder must be approved by shareholders in order for the awards under the PolyOne SEAIP to qualify as “performance-based” compensation under Section 162(m). If the PolyOne SEAIP is not approved by shareholders, no awards will be made under the plan.
      The affirmative vote of a majority of the shares voting on this proposal is required for approval of the PolyOne SEAIP. A copy of the PolyOne SEAIP is attached as Appendix A to this proxy statement and the following summary of the material terms of the PolyOne SEAIP is qualified in its entirety by reference to that Appendix.
Summary of the PolyOne SEAIP
      The objective of the PolyOne SEAIP is to provide opportunities to key executives to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary under guidelines set by the Compensation and Governance Committee (the “Committee”), without limiting PolyOne’s ability to deduct that expenditure for federal income tax purposes. If approved by the shareholders, the PolyOne SEAIP will be effective for the fiscal year beginning on January 1, 2006 and for each fiscal year thereafter until terminated.
      Administration. The Committee will administer the PolyOne SEAIP. The Committee is authorized to interpret the PolyOne SEAIP and to establish and maintain guidelines necessary or desirable for its administration. The Committee may delegate to the Chief Executive Officer or other officers authority to perform certain functions under the PolyOne SEAIP, including administrative functions. The Committee will retain exclusive authority to determine matters relating to awards to the Chief Executive Officer and other key executive personnel that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The PolyOne SEAIP will remain in effect until terminated by the Committee.
      Eligibility. Participation in the PolyOne SEAIP will be available to key executive personnel selected by the Committee who have the potential to influence significantly and positively the performance of PolyOne, presently estimated to be seven persons.
      To be eligible for participation in any particular year during the term of the PolyOne SEAIP, a key executive must have assumed the duties of an incentive-eligible position and have been selected for participation in the PolyOne SEAIP within 90 days after the commencement of the applicable plan year. Notwithstanding these requirements, the Committee may make awards to the following employees without complying with the timing and other related limitations set forth in the PolyOne SEAIP:

•	any eligible employee who the Committee determines is not a covered employee (a “covered employee” is an officer who the Committee deems likely to have compensation in a given plan year which would be non-deductible by PolyOne under Section 162(m) if PolyOne did not comply with the provisions of such section); and

•	newly hired or promoted executives.
      Target Award Levels. During each plan year, participants will be assigned to a target level of incentive opportunity, stated as a percentage of base salary (up to a maximum of 200% of the target level of incentive opportunity), that will be available to the participant. With respect to covered employees, unless the Committee specifies otherwise, the base salary upon which the incentive percentage is based will be the base salary in effect at the time the Committee establishes the incentive percentage. The Committee will approve each participant’s target level of incentive opportunity within 90 days after the commencement of the applicable plan year. In determining target levels of incentive opportunity other than for the Chief Executive Officer, the Committee will consider the recommendations of the Chief Executive Officer.
      Performance Measures and Targets. The Committee will use measures of PolyOne performance for each plan year to determine the performance goal targets. If the Committee so determines, a performance target may include a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that correspond to the respective performance levels or ranges included in the performance target. The Committee may determine that only the threshold level relating to a performance measure must be met for awards to be paid under the plan and if multiple performance measures are selected for any plan year, that awards will be paid under the plan upon achievement of threshold levels of one or more of the specified performance measures. The performance measures may be made relative to the performance of other companies. The performance measures will include one or more of the following, as determined by the Committee for each plan year:

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and/or subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•	Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
      The Committee will determine the actual performance measures and the performance targets within 90 days after the commencement of each applicable plan year.
      If more than one performance measure is selected by the Committee for a year, the Committee will weight the performance measures to reflect their relative importance to PolyOne in the applicable plan year. The weightings may vary from year to year and will determine the portion of the target incentive amount allocated to each performance measure.
      Awards. The amount of the incentive award available to a participant under the PolyOne SEAIP will be the product of the participant’s salary and the incentive percentage, as adjusted. The amount will be adjusted to reflect the weightings, if any, assigned to the performance measures with respect to which the performance targets were met. If the Committee established more than one level or range of performance for any performance target, the amount will also be adjusted to reflect the level or range of performance achieved. The maximum annual dollar award paid to any participant for any one plan year will be $2,000,000. No awards will be paid under the PolyOne SEAIP if none of the performance targets is achieved.
      Notwithstanding the amount of any available incentive award under the PolyOne SEAIP, the Committee may, in its discretion, reduce or eliminate the amount of any incentive award actually paid to any participant based on individual performance or otherwise. In no event may the Committee increase the amount of the maximum available incentive award (i.e., 200% of the target level of incentive opportunity) to a covered employee provided for under the PolyOne SEAIP.
      Promptly following the end of each plan year, the Committee will meet to certify achievement by PolyOne of the performance targets for the applicable plan year and, if such goals have been achieved, to review management recommendations and approve actual awards under the PolyOne SEAIP. In a manner conforming to applicable regulations under Section 162(m) and prior to payout of each award granted to a covered employee, the Committee shall certify in writing that the performance targets relating to the award and other material terms of the award upon which payout was conditioned have been satisfied.
      Awards will be paid as soon as practicable after the performance targets for the applicable plan year have been certified by the Committee, but not later than 75 days after the end of the applicable plan year.
      The Committee may determine, within 90 days after the commencement of the applicable plan year, that all or a portion of the participant’s award will be paid in the form of PolyOne’s restricted shares or share equivalent units. If permitted by the Committee, participants will also have the opportunity, within 120 days after the commencement of the applicable plan year, to elect additional optional deferrals so that they may receive up to 100% of their award, if any, as restricted shares or share equivalent units. Any award paid as restricted shares or share equivalent units will be enhanced with a 25% “premium” (i.e., for every $100 deferred, the participant will receive $125 in restricted shares or share equivalent units). Any portion of a participant’s award not paid as restricted shares or share equivalent units will be paid in cash. Any grants of restricted shares or share equivalent units will be made under PolyOne’s current equity plan. The Committee will determine the restrictions on the restricted shares or share equivalent units at the time awards are approved in accordance with the equity plan under which the shares are awarded. Notwithstanding other provisions in the PolyOne SEAIP, the Committee may determine to pay out all or any portion of the award that otherwise would be payable as restricted shares or share equivalent units in cash (without payment of any “premium”) in any circumstance deemed appropriate by the Committee.
      Change in Control. The PolyOne SEAIP contains a provision providing that, unless otherwise provided in an individual agreement between the Company and a participant, upon a “change in control” (as defined in the PolyOne SEAIP) of PolyOne, each participant in the PolyOne SEAIP shall be entitled to an interim payment. Any interim payment (determined with reference to the number of months elapsed during the plan year until the change in control) shall be based upon the target incentive opportunity in effect for the year in which the change in control occurs. PolyOne will retain the obligation to make a final payment under the terms of the PolyOne SEAIP (if earned), but any interim payment shall be offset against any later payment to which a participant is entitled under the PolyOne SEAIP in the plan year in which the change in control occurred. A participant will not be required to refund to PolyOne, or have offset against any other payment due any participant from or on behalf of PolyOne, all or any part of the interim payment.
      Amendments, Etc. The PolyOne SEAIP may be amended by the Committee to the extent required in order to comply with the provisions of Section 162(m). To the extent applicable, it is intended that the PolyOne SEAIP, and any grants of restricted shares or share equivalent units thereunder, comply with the provisions of Section 409A of the Code. The PolyOne SEAIP, and the agreements relating to any grants of restricted shares or share equivalent units, will be administered in a manner consistent with this intent, and any provision that would cause the PolyOne SEAIP or such agreements to fail to satisfy Section 409A of the Code will have no force or effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by PolyOne without the consent of participants).
Federal Income Tax Consequences
      Under present Federal income tax law, a participant in the PolyOne SEAIP will be taxed at ordinary income rates on the amount of any cash payment received pursuant to the PolyOne SEAIP.
      If a participant receives restricted shares in payment of an award under the PolyOne SEAIP, the recipient of the restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the fair market value of such shares (determined without regard to the Restrictions). If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
      If a participant receives share equivalent units in payment of an award under the PolyOne SEAIP, no income generally will be recognized upon the award of such share equivalent units. The recipient of a share equivalent unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award, and the capital gains/loss holding period for such shares will also commence on such date.
      Generally, PolyOne will receive a federal income tax deduction corresponding to the amount of income recognized by a participant in the PolyOne SEAIP.
      The Board believes that approval of the PolyOne SEAIP will benefit PolyOne and its shareholders by enabling PolyOne to continue to attract and retain outstanding key executive employees who can contribute to the strong performance of PolyOne without limiting PolyOne’s ability to deduct compensation awarded under the PolyOne SEAIP for federal income tax purposes.
      PolyOne’s Board of Directors unanimously recommends a vote FOR Proposal 2 to approve the PolyOne SEAIP.

PROPOSAL 3 — APPROVAL OF THE POLYONE CORPORATION
2005 EQUITY and PERFORMANCE INCENTIVE PLAN
      On February 22, 2005, the Board of Directors of PolyOne (the “Board”) unanimously approved and adopted, subject to the approval of PolyOne’s shareholders at the annual meeting, the PolyOne Corporation 2005 Equity and Performance Incentive Plan (the “Plan”). The Plan affords the Board the ability to design compensatory awards that are responsive to PolyOne’s needs, and includes authorization for a variety of awards designed to advance the interests and long-term success of PolyOne by encouraging stock ownership among directors, officers and other employees of PolyOne.
      PolyOne has historically granted equity awards under various plans, including the 1993 Incentive Stock Plan, the 1995 Incentive Stock Plan, the 1998 Interim Stock Awards Plan, the 1999 Incentive Stock Plan, the Long-Term Incentive Plan and the 2000 Stock Incentive Plan. Five of these plans have awards authorized but not granted at the date of this proxy statement. If approved by shareholders, the Plan will become effective and no further awards will be made under the equity plans listed above.
      The affirmative vote of a majority of the shares voting on this proposal is required for approval of the Plan. The following summary of the principal provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Appendix B to this proxy statement.
Plan Highlights
      The Plan authorizes PolyOne’s Board, or its independent Compensation and Governance Committee, to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and units, and other stock-based awards for the purpose of providing PolyOne’s directors, officers and employees incentives and rewards for superior performance. Some of the key features of the Plan that reflect PolyOne’s commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and in the Plan, attached to this proxy statement.

•	Plan Limits. Total awards under the Plan are limited to 5,000,000 shares, of which no more than 1,500,000 may be issued in the form of awards other than stock options or SARs (after taking into account forfeitures, expirations and cancellations). The Plan also limits the aggregate number of stock options and SARs that may be granted to any one participant in a calendar year to 500,000 and the aggregate number of restricted shares and restricted stock units subject to the achievement of Management Objectives, performance shares or other equity-based awards under Section 10 of the Plan that may be granted to any one participant in a calendar year to 400,000. And, under the Plan, no participant will receive performance units in any calendar year having a value in excess of $3,000,000.

•	No Liberal Recycling Provisions. The Plan provides that only shares covering awards that expire or are forfeited will again be available for issuance under the Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the option price; (2) shares withheld by PolyOne to satisfy the tax withholding obligation; and (3) shares that are repurchased by PolyOne with option right proceeds. Further, all shares covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

•	Minimum Vesting Periods. The Plan provides that:

•	Stock options and SARs may not vest by the passage of time sooner than one-third per year over three years unless they vest sooner by virtue of an event specified by the Board other than the passage of time;

•	Restricted stock and restricted stock units may not become unrestricted by the passage of time before the third anniversary of the date of grant unless restrictions lapse sooner by virtue of an event specified by the Board other than the passage of time;

•	The period of time within which Management Objectives relating to performance shares and performance units must be achieved will be a minimum of three years, subject to earlier lapse or modification by virtue of an event specified by the Board; and

•	Stock options, SARs, restricted stock and restricted stock units that vest upon the achievement of Management Objectives cannot vest sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of an event specified by the Board.

•	No Repricing. PolyOne has never repriced underwater stock options, and option repricing is prohibited without shareholder approval under the Plan.

•	Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of PolyOne’s common stock on the date of grant.

•	The Plan is designed to allow awards made under the Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

•	It is intended that PolyOne’s Board will delegate to the Compensation and Governance Committee of the Board (consisting of only independent directors) administration of the Plan if approved. Pursuant to such delegation, the Compensation and Governance Committee will have all of the powers and authority of the Board as described herein.
      In addition to providing for these key features in the Plan, PolyOne’s historical grants under its equity plans illustrate its commitment to appropriately managing equity compensation. From 2001 to 2003, PolyOne has awarded stock options and SARs averaging 1.7% of shares outstanding. Such a level is consistent with median historical practices of PolyOne’s peer group. Assuming target performance is achieved under the January 2005 awards, PolyOne will have awarded SARs and performance shares totaling 1.2% of the recent outstanding share balance.
      If the Plan is approved, PolyOne’s full dilution level will be 16.4%. This level assumes all outstanding options are in the money and exercisable. Approximately 61% of outstanding options are underwater (with exercise prices above $9.00). There are approximately 593,000 options expiring in 2005 and 704,000 options expiring in 2006, with an average exercise price of $15.59 and $16.11, respectively. Common shares outstanding as of the end of January 2005 are 91,744,718, with 11,663,242 options/ SARs granted and unexercised, having an average exercise price of $11.10 and average years remaining of 4.25 years. Included in the dilution calculation are approximately 1,300,000 performance shares (assuming maximum payout). The level of full dilution also assumes all 5,000,000 shares will actually be issued under the Plan, whereas the Plan does not permit liberal recycling of shares, as described above. Management and the Board of Directors are cognizant of dilution levels and are working toward lowering dilution to a more manageable level.

Summary of the Plan
      Shares Available Under the Plan. Subject to adjustment as provided in the Plan, the number of PolyOne common shares that may be issued or transferred (1) upon the exercise of option rights or SARs, (2) as restricted stock and released from substantial risks of forfeiture thereof, (3) as restricted stock units, (4) in payment of performance shares or performance units that have been earned, (5) as awards to non-employee directors, (6) as other awards contemplated by the Plan or (7) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 5,000,000 common shares plus any shares relating to awards that expire or are forfeited or are cancelled.
      Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that award will be available for issue or transfer under the Plan. Notwithstanding anything to the contrary: (a) shares tendered in payment of the exercise price of an option right shall not be added to the aggregate plan limit described above; (b) shares withheld by PolyOne to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (c) shares that are repurchased by PolyOne with option right proceeds shall not be added to the aggregate plan limit described above; and (d) all shares covered by a SAR, to the extent that it is exercised and settled in shares and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.
      The aggregate number of Common Shares actually issued or transferred by PolyOne upon the exercise of incentive stock options (“ISOs”) will not exceed 3,000,000 of the common shares reserved for purposes of the Plan. Further, no participant will be granted option rights or SARs, in the aggregate, for more than 500,000 common shares during any calendar year and no participant will be granted restricted stock or restricted stock units that specify management objectives, performance shares or other awards under the Plan, in the aggregate, for more than 400,000 common shares during any calendar year. The number of shares issued as restricted stock, restricted stock units, performance shares and performance units (taking into account any forfeitures, expirations and cancellations) will not, during the life of the Plan, in the aggregate, exceed 1,500,000 of the common shares reserved for purposes of the Plan. In no event shall any participant in any calendar year receive an award of performance units having an aggregate maximum value as of their respective dates of grant in excess of $3,000,000. The foregoing limits are subject to certain adjustments as provided in the Plan.
      Eligibility. Officers and key employees of PolyOne and its subsidiaries and non-employee directors of PolyOne or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, presently estimated to be 75 persons, may be selected by the Board to receive benefits under the Plan. The Board determines which persons will receive awards and the number of shares subject to such awards.
      Option Rights. Option rights may be granted that entitle the optionee to purchase common shares at a price not less than market value per share at the date of grant. The market price of PolyOne’s common shares as reported on the New York Stock Exchange on March 15, 2005 was $9.67 per share. The option price is payable (1) in cash at the time of exercise; (2) by the transfer to PolyOne of common shares owned by the optionee for at least six months having a value at the time of exercise equal to the option price; (3) by a combination of such payment methods or (4) by such other method as may be approved by the Board. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the common shares to which the exercise relates.
      The Board may, at the date of grant of any option rights (other than the grant of an ISO), provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis, either in cash or in additional common shares.
      The Board reserves the discretion at or after the date of grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; and (iii) the right to tender in satisfaction of the option price nonforfeitable, unrestricted common shares, which are already owned by the optionee and have a value at the time of exercise that is equal to the option price. Additionally, the Board may substitute, without receiving the participant’s permission, SARs paid only in common shares (or SARs paid in common shares or cash at the Board’s discretion) for outstanding options.
      No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with PolyOne or any subsidiary that is necessary before the option rights will become exercisable, provided that option rights may not vest by the passage of time sooner than one-third per year over three years. A grant of option rights may provide for the earlier vesting of such option rights in the event of a change in control of PolyOne. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights. If the option rights provide that Management Objectives must be achieved prior to exercise, such option rights may not become exercisable sooner than one year from the date of grant unless the Board provides for the earlier exercisability by virtue of any event specified by the Board. Option rights will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.
      SARs. A SAR is a right, exercisable by surrender of the related option right (if granted in tandem with option rights) or by itself (if granted as a free-standing SAR), to receive from PolyOne an amount equal to 100%, or such lesser percentage as the Board may determine, of the spread between the base price (or option price if a tandem SAR) and the value of PolyOne’s common shares on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by PolyOne in cash, in common shares, or in any combination thereof, and may either grant to the participant or retain in the Board the right to elect among those alternatives. SARs may not vest by the passage of time sooner than one-third per year over three years, provided that any grant may specify that such SAR may be exercised only in the event of, or earlier in the event of, a change in control of PolyOne. Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise such rights. If the SARs provide that Management Objectives must be achieved prior to exercise, such SARs may not become exercisable sooner than one year from the date of grant unless the Board provides for the earlier exercisability by virtue of an event specified by the Board. SARs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.
      Restricted Stock. A grant of restricted stock involves the immediate transfer by PolyOne to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Board may determine.
      Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for at least three years. An example would be a provision that the restricted stock would be forfeited if the participant ceased to serve PolyOne as an officer, key employee or non-employee director during a specified period of years. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Board for the period during which the forfeiture provisions are to continue. The Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of PolyOne.
      Any grant of restricted stock may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that Management Objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of an event specified by the Board. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives. Restricted stock will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.
      Restricted Stock Units. A grant of restricted stock units constitutes an agreement by PolyOne to deliver common shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Board may specify. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such restricted stock units, but the Board may, at the date of grant, authorize the payment of dividend equivalents on such restricted stock units on either a current or deferred or contingent basis, either in cash or in additional common shares. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant.
      Restricted stock units must be subject to a restriction period of at least three years, as determined by the Board at the date of grant, except that the Board may provide for a shorter restriction period in the event of a change in control of PolyOne. Any grant of restricted stock units may specify Management Objectives which, if achieved, will result in termination or early termination of the restriction period applicable to such shares. If the grant of restricted stock units provides that Management Objectives must be achieved to result in a lapse of the restriction period, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of an event specified by the Board. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock units on which the restriction period will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives. Restricted stock units will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.
      Performance Shares and Performance Units. A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the Board. A participant may be granted any number of performance shares or performance units, subject to the limitations set forth under “Shares Available under the Plan” above. The participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”). The specified Performance Period will be a period of time not less than three years, except in the case of a change in control of PolyOne, if the Board shall so determine. A minimum level of acceptable achievement will also be established by the Board. If by the end of the Performance Period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Board. Any grant may specify that the amount payable with respect thereto may be paid by PolyOne in cash, common shares or any combination thereof and may either grant to the participant or retain in the Board the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents thereon in cash or in common shares on a current, deferred or contingent basis. Performance shares and performance units will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Board may approve.
      Management Objectives. The Plan requires that the Board establish “Management Objectives” for purposes of performance shares and performance units. When so determined by the Board, option rights, SARs, restricted stock, other awards under the Plan or dividend credits may also specify Management Objectives. Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within PolyOne or a subsidiary in which the participant is employed. The Management Objectives may be made related to the performance of other companies. Management Objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, will be limited to specified levels of or growth in:

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and/or subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•	Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
      If the Board determines that a change in the business, operations, corporate structure or capital structure of PolyOne, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Internal Revenue Code. In such case, the Board may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such “covered employee.”
      Awards to Non-Employee Directors. The Board may, in its discretion, authorize the granting to non-employee directors of option rights, SARs or other awards under the Plan and may also authorize the grant or sale of common shares, restricted stock or restricted stock units to non-employee directors. Non-employee directors are not eligible to receive performance shares or performance units under the Plan. Non-employee directors may be awarded, or may be permitted to elect to receive, under the Plan and pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in common shares in lieu of cash.
      Each grant or sale of option rights, SARs, restricted stock, restricted stock units or other awards to non-employee directors will be upon terms and conditions as described herein. If a non-employee director subsequently becomes an employee of PolyOne or a subsidiary while remaining a member of the Board, any option rights or SARs held at that time will not be affected.
      Other Awards. The Board may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, PolyOne’s common shares or factors that may influence the value of PolyOne’s common shares (including, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for common shares, or awards with value and payment contingent upon performance of PolyOne or its subsidiaries or other factors determined by the Board). The Board will determine the terms and conditions of these awards. Common shares delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Board determines. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted. The Board may also grant common shares as a bonus, or may grant other awards in lieu of obligations of PolyOne or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Board.
      Administration and Amendments. The Plan is to be administered by the Board, except that the Board has the authority to delegate any or all of its powers under the Plan to the Compensation and Governance Committee of the Board or another committee of the Board (or a subcommittee thereof).
      If permitted by Section 409A of the Internal Revenue Code, in case of a termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds an option right or SAR not immediately exercisable in full, or any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any restricted stock units as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or any other awards made pursuant to the Plan subject to any vesting schedule or transfer restriction, or who holds common shares subject to any other transfer restriction imposed pursuant to the Plan, the Board may, in its sole discretion, accelerate the time at which such option right, SAR or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
      The Board is authorized to interpret the Plan and related agreements and other documents. The Board may amend the Plan from time to time without further approval by PolyOne’s shareholders, except where required by applicable law or the rules and regulations of the New York Stock Exchange.
      Transferability. Except as otherwise determined by the Board, no option right or SAR or other derivative security granted under the Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Board, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.
      The Board may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by PolyOne upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock units or upon payment under any grant of performance shares or performance units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Plan with respect to restricted stock, will be subject to further restrictions on transfer.
      Adjustments. The number of shares covered by outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as the Board may determine appropriate to reflect any transaction or event described above.
      Detrimental Activity. Any grant may provide that if a participant, either during employment by PolyOne or a subsidiary or within a specified period after termination of employment, engages in any “detrimental activity,” as defined in the Plan attached to this proxy statement, the participant shall forfeit any awards granted under the Plan then held by the participant or return to PolyOne, in exchange for payment by PolyOne of any amount actually paid for the common shares by the participant, all common shares that the participant has not disposed of that were offered pursuant to the Plan within a specified period prior to the date of the commencement of the detrimental activity. With respect to any common shares acquired under the Plan that the participant has disposed of, if so provided in the evidence of award for such grant, the participant will pay to PolyOne in cash the difference between (i) any amount actually paid therefor by the participant pursuant to the Plan and (ii) the market value per share of the common shares on the date they were acquired.

      Withholding Taxes. To the extent that PolyOne is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to PolyOne for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to PolyOne for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.
      Compliance with Section 409A of the Internal Revenue Code. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Plan. To the extent applicable, it is intended that the Plan and any grants made under the Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Plan and any grants made under the Plan will be administered in a manner consistent with this intent, and any provision of the Plan that would cause the Plan or any grant made under the Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by PolyOne without the consent of the participants). Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
      Termination. No grant will be made under the Plan more than 10 years after the date on which the Plan is first approved by PolyOne’s shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.
Federal Income Tax Consequences
      The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2005. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants
      Non-qualified Option Rights. In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
      Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
      If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
      SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.
      Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
      Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/ loss holding period for such shares will also commence on such date.
      Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Tax Consequences to PolyOne or Subsidiary
      To the extent that a participant recognizes ordinary income in the circumstances described above, PolyOne or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.
Registration with the SEC
      PolyOne intends to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the

Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by PolyOne’s shareholders.
      PolyOne’s Board of Directors unanimously recommends a vote FOR Proposal 3 to approve the Plan.
New Plan Benefits
      It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2005 Equity and Performance Incentive Plan and the Senior Executive PolyOne Annual Incentive Plan because the grant and actual pay-out of awards under such plans are discretionary.
Equity Compensation Plan Information
      The following table provides information about PolyOne Corporation’s equity compensation plans (other than qualified employee benefits plans and plans available to shareholders on a pro rata basis) as of December 31, 2004.

			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
	warrants and rights	and rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	11,417,992	$11.27	3,789,977	(1)
Equity compensation plans not approved by security holders(2)	178,489	$10.38	180,226

Total	11,596,481		3,970,203

(1)	In addition to options, warrants and rights, the 1993 Incentive Stock Plan, the 1995 Incentive Stock Plan, the 1998 Interim Stock Awards Plan, the 1999 Incentive Stock Plan, the Long-Term Incentive Plan and the 2000 Stock Incentive Plan each authorize the issuance of restricted stock, performance shares and/or deferred shares. The 1999 Incentive Stock Plan, the Long-Term Incentive Plan and the 2000 Stock Incentive Plan each have a separate sub-limit for the total number of shares that may be issued as one or more of these types of awards. The sub-limits are 400,000 restricted shares under the 1999 Incentive Stock Plan, 750,000 restricted and deferred shares and 1,500,000 performance shares under the Long-Term Incentive Plan, and 1,000,000 restricted, performance and deferred shares under the 2000 Stock Incentive Plan.

(2)	The 1998 Interim Stock Award Plan was adopted by the Board of Directors of one of PolyOne’s predecessors in 1998. The Plan provides for awards in the form of stock options, restricted stock, stock equivalent units, stock appreciation rights, performance shares, and other stock and performance-based incentives. Key employees of PolyOne and its affiliates are eligible for awards. Non-employee directors are not eligible for awards. The Compensation and Governance Committee of the Board of Directors administers the Plan and selects award recipients. The maximum number of shares available for awards under the Plan is 375,574. The Compensation and Governance Committee has the authority to adjust the maximum number of shares available under the Plan and the exercise price of outstanding awards in the event of mergers, consolidations and other corporate transformations, stock dividends, stock splits and other non-cash distributions to shareholders. Unless otherwise determined by the Board of Directors, upon a change in control of PolyOne, all options and rights under the Plan become fully exercisable and all restrictions and conditions applicable to share awards are deemed satisfied.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to shareholders relating to the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the company’s internal audit function and independent auditors. Management has the primary responsibility for the completeness and accuracy of the company’s financial statements and disclosures, the financial reporting process and the effectiveness of the company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management and the independent auditors including any significant changes in the company’s selection or application of accounting principles. The Committee also reviewed and discussed with management and the independent auditors management’s report on internal control over financial reporting, including the significance and status of control deficiencies identified by management and the results of remediation efforts undertaken, to determine the effectiveness of internal control over financial reporting at December 31, 2004.
      The Committee reviewed with the independent auditors, which have the responsibility for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles and applicable rules and regulations, their judgments as to the quality, not just the acceptability, of PolyOne’s critical accounting principles and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Committee also reviewed with the independent auditors their report on the company’s internal controls over financial reporting at December 31, 2004, including the basis for their conclusions. The Committee has discussed with the independent auditors the auditors’ independence from management and PolyOne, including the matters in the written disclosures required by the Independence Standards Board. In doing so, it has considered the compatibility of non-audit services with the auditors’ independence. The Committee has pre-approved all audit and non-audit services and fees provided to the company by the independent auditors. Based upon the Committee’s considerations, the Committee has concluded that Ernst & Young LLP is independent. The Committee discussed with PolyOne’s internal and independent auditors the overall scope and audit plans and evaluated their performance. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of PolyOne’s internal controls over financial reporting, and the overall quality of PolyOne’s financial reporting. The Audit Committee met eight times during 2004.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
      The Committee has re-appointed Ernst & Young as independent auditors for the year 2005.
      All members of the Audit Committee concur in this report.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Gordon D. Harnett, Chairperson
Carol A. Cartwright
Richard H. Fearon
Robert A. Garda
William F. Patient
February 22, 2005

INDEPENDENT AUDITORS
      The Audit Committee has reappointed Ernst & Young LLP as independent auditors to audit PolyOne’s financial statements for the current year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2004. Fees for 2004 and 2003 were as follows:
      Audit Fees. Fees for audit services totaled $1,723,600 in 2004 and $1,373,200 in 2003, including fees associated with the annual audit of the financial statements, the audit of internal controls over financial reporting, the reviews of PolyOne’s quarterly reports on Form 10-Q, the issuance of comfort letters, review of registration statements filed with the Securities and Exchange Commission and international statutory audits.
      Audit-Related Fees. Fees for audit-related services totaled $347,000 in 2004 and $405,000 in 2003. Audit-related services principally include audits of businesses identified for divestment and audits of PolyOne’s employee benefit plans. The Audit Committee pre-approved all audit-related fees billed for 2004.
      Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled $1,000,700 in 2004 and $865,000 in 2003. The Audit Committee pre-approved all tax fees billed in 2004.
      All Other Fees. Fees for other services not included in the above categories totaled $123,100 in 2004 and $310,000 in 2003 and principally include transitional support and advisory services related to PolyOne’s expatriate program. The Audit Committee pre-approved all other fees billed for 2004.
      The Audit Committee pre-approves all fees for services performed by Ernst & Young, including audit and non-audit services. Unless a type of service Ernst & Young provides has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee may delegate pre-approval authority to one of its members. However, management has no authority to approve services performed by Ernst & Young that have not been pre-approved by the Audit Committee.
      Ernst & Young will provide a description of work scope and supporting back-up documentation regarding the specific services they will provide to PolyOne. At each meeting of the Audit Committee, the current year’s previously pre-approved independent auditor fees and any proposed revisions will be reviewed and approved. Any interim requests between Audit Committee meetings to provide services that require separate pre-approval will be submitted to the Audit Committee by Ernst & Young and the Chief Financial Officer, or Controller, and must include a statement as to whether, in each of their views, the request is consistent with the Commission’s rules on auditor independence.

GENERAL
Voting at the Meeting
      Shareholders of record at the close of business on March 21, 2005, are entitled to vote at the meeting. On that date, a total of 91,823,615 common shares were outstanding. Each share is entitled to one vote.
      The affirmative vote of a majority of the common shares represented and voting, in person or by proxy, at any meeting of shareholders at which a quorum is present is required for action by shareholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Ohio law. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting for purposes of determining a quorum. Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.
      Directors are elected by a plurality of the votes of shares present, in person or by proxy, and entitled to vote on the election of Directors at a meeting at which a quorum is present. An abstention or a broker non-vote has the same effect as a vote against a Director nominee, as each abstention or broker non-vote would be one less vote in favor of a Director nominee. Holders of common shares have no cumulative voting rights. If any of the nominees listed on pages 3 through 4 becomes unable or declines to serve as a Director, each properly signed proxy card will be voted for another person recommended by the Board of Directors, however, we have no reason to believe that this will occur.
      The affirmative vote of holders of at least a majority of the shares cast, in person or by proxy, is necessary for approval of the PolyOne Corporation Senior Executive Annual Incentive Plan and the PolyOne Corporation 2005 Equity and Performance Incentive Plan. An abstention or broker non-vote will have no effect on either proposal as the abstention or broker non-vote will not be counted in determining the number of votes cast.
      We know of no other matters that will be presented at the meeting, however, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.
Shareholder Proposals
      Any shareholder who wishes to submit a proposal to be considered for inclusion in next year’s Proxy Statement should send the proposal to PolyOne, addressed to the Secretary, so that it is received on or before December 5, 2005. We suggest that all proposals be sent by certified mail, return receipt requested.
      Additionally, a shareholder may submit a proposal for consideration at the 2006 Annual Meeting of Shareholders, but not for inclusion in next year’s Proxy Statement, if the shareholder gives timely written notice of such proposal in accordance with Regulation 8(c) of PolyOne’s Regulations. In general, Regulation 8(c) provides that, to be timely, a shareholder’s notice must be delivered to PolyOne’s principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting.
      Our proxy materials for the 2005 Annual Meeting of Shareholders will be mailed on or about April 4, 2005. Sixty days prior to the first anniversary of this date will be February 3, 2006, and 90 days prior to the first anniversary of this date will be January 4, 2006. Our proxies for the 2006 Annual Meeting of Shareholders will confer discretionary authority to vote on any matter if we do not receive timely written notice of such matter in accordance with Regulation 8(c). For business to be properly requested by a shareholder to be brought before the 2006 Annual Meeting of Shareholders, the shareholder must comply with all of the requirements of Regulation 8(c), not just the timeliness requirements set forth above.
Proxy Solicitation
      PolyOne is making this proxy solicitation and will bear the expense of preparing, printing and mailing this notice and proxy statement. In addition to requesting proxies by mail, PolyOne’s officers and regular employees may request proxies by telephone or in person. We have retained Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022, to assist in the solicitation for an estimated fee of $6,500 plus reasonable expenses. We will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. We will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.
      We are mailing PolyOne’s Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 2004, to shareholders of record with this proxy statement.

For the Board of Directors
PolyOne Corporation

Wendy C. Shiba
Vice President, Chief Legal Officer
and Secretary
March 30, 2005

APPENDIX A
POLYONE CORPORATION SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
      1. PURPOSE. The PolyOne Corporation Senior Executive Annual Incentive Plan (the “PolyOne SEAIP”) has been established to provide opportunities to certain key executive personnel of PolyOne Corporation (the “Company”) to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary, and for their contributions to strong performance of the Company. The PolyOne SEAIP is designed to provide a competitive level of performance-based incentive compensation when all relevant performance objectives are achieved. This PolyOne SEAIP is intended to replace the existing Senior Executive PolyOne Annual Incentive Plan that was last approved by the shareholders of The Geon Company, the Company’s predecessor, on April 19, 2000.
      2. ADMINISTRATION. The PolyOne SEAIP will be administered by the Compensation and Governance Committee of the Board of Directors of the Company (the “Committee”). The Committee is authorized to interpret the PolyOne SEAIP and to establish and maintain guidelines necessary or desirable for the administration of the PolyOne SEAIP. Decisions and determinations of the Committee shall be binding on all persons claiming rights under the PolyOne SEAIP. The Committee may delegate to the Chief Executive Officer or other officers, subject to such terms as the Committee shall determine, authority to perform certain functions, including administrative functions, except that the Committee shall retain exclusive authority to determine matters relating to awards to the Chief Executive Officer and other key executive personnel that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
      3. ELIGIBILITY.

(a)	Participation in the PolyOne SEAIP will be limited to those key executive personnel selected by the Committee who have the potential to influence significantly and positively the performance of the Company.

(b)	To be eligible for participation in any particular year during the term of the PolyOne SEAIP (a “Plan Year”), a key executive must have assumed the duties of an incentive-eligible position and have been selected for participation in the PolyOne SEAIP within 90 days after the commencement of the applicable Plan Year. The foregoing and other provisions of the PolyOne SEAIP notwithstanding, the Committee may select any eligible employee who the Committee determines is not a “covered employee” in a given Plan Year to receive an award under the PolyOne SEAIP without complying with the timing and other limitations set forth in Sections 3(b), 4(b), 5 and 8(b). The Committee may also make awards to newly hired or newly promoted executives without compliance with such timing and other limitations, which awards may be based on performance during less than the full Plan Year. For purposes of the PolyOne SEAIP, a “covered employee” means an officer who the Committee deems likely to have compensation for the Plan Year which would be non-deductible by the Company under Code Section 162(m) if the Company did not comply with the provisions of Code Section 162(m) and the regulations thereunder with respect to such compensation.

      4. TARGET AWARD LEVELS.

(a)	For each Plan Year, each participant will be assigned a target level of incentive opportunity (“Incentive Percentage”), stated as a percentage of base salary that will be available to the participant upon achievement of the Performance Targets (as hereinafter defined) for the respective Performance Measures (as hereinafter defined) for the applicable Plan Year. The maximum award that will be available to a participant is 200% of the participant’s target level of incentive opportunity. In the case of a covered employee, unless the Committee specifies a separate maximum award amount that may be earned, the base salary upon which the Incentive Percentage is based will be that in effect at the time the Committee establishes the Incentive Percentage.

(b)	Each participant’s Incentive Percentage for each Plan Year will be approved by the Compensation Committee within 90 days after the commencement of the applicable Plan Year. In determining the applicable Incentive Percentage other than for the Chief Executive Officer, the Committee will consider the recommendations of the Chief Executive Officer of the Company.
      5. PERFORMANCE MEASURES AND TARGETS

(a)	Within 90 days after the commencement of each applicable Plan Year, the Committee shall determine the performance goal targets (“Performance Targets”) applicable to the measures of Company and/or business unit performance (“Performance Measures”) which must be achieved in order for awards to be paid under the PolyOne SEAIP. If the Committee so determines, a Performance Target may include a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Performance Target. The Committee may determine that only the threshold level relating to a Performance Measure must be met for awards to be paid under the Plan, and if multiple Performance Measures are selected for any Plan year, that awards will be paid under the Plan upon achievement of threshold levels of one or more of the specified Performance Measures. The Performance Measures may be made relative to the performance of other companies. The Performance Measures will include one or more of the following, as determined by the Committee for each Plan Year:

(i)	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(ii)	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

(iv)	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v)	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii)	Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii)	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
      The foregoing terms shall have any reasonable definitions that the Committee may specify.

(b)	If more than one Performance Measure is selected by the Committee for a Plan Year, the Performance Measures will be weighted by the Committee to reflect their relative importance to the Company in the applicable Plan Year. The weightings of the Performance Measures shall also be determined by the Committee within 90 days after the commencement of each applicable Plan Year.
      6. CERTIFICATION OF ACHIEVEMENT. Promptly following the end of each Plan Year the Committee will meet to certify achievement by the Company of the Performance Targets for the applicable Plan Year and, if such goals have been achieved, to review management recommendations and approve actual awards under the PolyOne SEAIP. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to payout of each award granted to a covered employee, that the Performance Targets relating to the award and other material terms of the award upon which payout was conditioned have been satisfied.
      7. DETERMINATION OF AWARDS. The amount of incentive awards available for payment to a participant under the PolyOne SEAIP will be the product of the participant’s salary and the Incentive Percentage, adjusted to reflect the weightings, if any, assigned to the Performance Measures with respect to which the Performance Targets were met and further adjusted, in the case of any Performance Target for which the Committee determined more than one level or range of performance, to reflect the level or range of performance achieved; provided that the maximum annual dollar award (after giving effect to the 25% premium for restricted share deferrals provided for in Section 8) paid to any participant for any one Plan Year will be $2,000,000. No awards will be paid under the PolyOne SEAIP if none of the Performance Targets is achieved. Notwithstanding the amount of any available incentive award under the PolyOne SEAIP, the Committee may, in its discretion, reduce or eliminate the amount of any incentive award actually paid to a participant based on individual performance or otherwise. In no event may the Committee increase the amount of the maximum available incentive award (as described in Section 4(a) above) to a covered employee provided for under the PolyOne SEAIP.
      8. PAYMENT OF AWARDS.

(a)	Awards will be paid as soon as practicable after approval by the Committee, but not later than 75 days after the end of the Plan Year to which the awards relate.

(b)	The Committee may determine, within 90 days after the commencement of the applicable Plan Year, that all or a portion of the participant’s award will be paid in the form of restricted shares or share equivalent units. If permitted by the Committee, participants will also have the opportunity to elect, within 120 days after the commencement of the applicable Plan Year, additional optional deferrals so that they may receive up to 100% of their award, if any, as restricted shares or share equivalent units.

(c)	Any award paid as restricted shares or share equivalent units will be enhanced with a 25% “premium” (i.e., for every $100 deferred, the participant will receive $125 in restricted shares or share equivalent units). Any grants of restricted shares or share equivalent units will be made under PolyOne’s current equity plan. Restrictions on the restricted shares or share equivalent units will be determined by the Committee at the time awards are approved in accordance with the provisions of the equity plan of the Company under which the shares are awarded. The number of restricted shares to be delivered or share equivalent units to be credited to a participant in respect of his or her incentive award under the PolyOne SEAIP shall be determined by dividing the dollar amount of the incentive award (after giving effect to the 25% premium) under the PolyOne SEAIP by the fair market value of one common share of the Company on the first business day of the year immediately succeeding the Plan Year in respect of which the incentive award is made.

(d)	For purposes of the PolyOne SEAIP, fair market value of one share shall be the mean of the high and low prices of the Company’s common shares on the relevant date (or, if no sale was made on such date, then on the next preceding date on which such a sale was made) on the composite tape reporting transactions in securities listed on The New York Stock Exchange. If the Company’s common shares are not listed on The New York Stock Exchange, the fair market value of one share of stock shall be as determined by the Committee.

(e)	Any portion of a participant’s award not paid as restricted shares or share equivalent units will be paid in cash. Other provisions of this Section 8 notwithstanding, the Committee may determine to pay out all or any portion of the award that otherwise would be payable as restricted shares or share equivalent units in cash (without payment of any “premium”) in any circumstance deemed appropriate by the Committee.

      9. OTHER PROVISIONS.

(a)	No awards under the PolyOne SEAIP are to be considered earned until received.

(b)	Awards to participants who serve in incentive-eligible positions for less than a full year, or who within a year serve in two or more positions that are of significantly different size, may be adjusted on a pro rata basis.
      10. PAYMENT UPON CHANGE IN CONTROL.

(a)	Unless otherwise provided in an individual agreement between the Company and a participant, within five days following the occurrence of a “Change in Control” (as defined in Attachment A hereto), the Company shall pay to each participant an interim lump-sum cash payment (the “Interim Payment”) with respect to his or her participation in the PolyOne SEAIP. The amount of the Interim Payment shall equal the product of the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the calendar year in which the Change in Control occurs and one-twelfth of the target level of incentive opportunity under the PolyOne SEAIP for the participant in effect prior to the Change in Control for the calendar year in which the Change in Control occurs.

(b)	The Company will retain the obligation to make a final payment under the terms of the PolyOne SEAIP (if earned), but any Interim Payment made shall be offset against any later payment required to be made under the terms of the PolyOne SEAIP for the Plan Year in which a Change in Control occurs. In no event shall any participant be required to refund to the Company, or have offset against any other payment due any participant from or on behalf of the Company, all or any portion of the Interim Payment.

      11. AMENDMENT; TERM OF THE POLYONE SEAIP.

(a)	The PolyOne SEAIP may be amended by the Committee to the extent required in order to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder regarding “performance-based” compensation.

(b)	To the extent applicable, it is intended that the PolyOne SEAIP, and any grants of restricted shares or share equivalent units referenced in Section 8, comply with the provisions of Section 409A of the Code. The PolyOne SEAIP, and the agreements relating to any grants of restricted shares or share equivalent units referenced in Section 8, shall be administered in a manner consistent with this intent, and any provision that would cause the PolyOne SEAIP or such agreements to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of participants).

(c)	The PolyOne SEAIP will, subject to shareholder approval at the 2005 Annual Meeting, be effective for the Plan Year beginning January 1, 2006, and will remain in effect thereafter until terminated by the Committee.

Attachment A
SENIOR EXECUTIVE POLYONE ANNUAL INCENTIVE PLAN
DEFINITION OF “CHANGE IN CONTROL”
      For purposes of the Senior Executive PolyOne Annual Incentive Plan, “Change in Control” shall mean:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of sub-paragraph (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

APPENDIX B
POLYONE CORPORATION
2005 EQUITY and PERFORMANCE INCENTIVE PLAN
      1. Purpose. The purpose of the 2005 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees of PolyOne Corporation, an Ohio corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.
      2. Definitions. As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(f) “Company” means PolyOne Corporation, an Ohio corporation.

(g) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(h) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i) “Detrimental Activity” means:

(i) Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(ii) Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii) The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter.

(iv) The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v) Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A) due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or

(B) due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi) Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(n) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(o) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii) Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

(iv) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v) Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii) Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
      If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(p) “Market Value per Share” means, as of any particular date, the fair market value of the Common Shares as determined by the Board.

(q) “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(r) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s) “Option Price” means the purchase price payable on exercise of an Option Right.

(t) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(u) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(v) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(w) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(x) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(y) “Plan” means this PolyOne Corporation 2005 Equity and Performance Incentive Plan.

(z) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(aa) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(bb) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(cc) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(dd) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ee) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.
      3. Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, (vi) as awards contemplated by Section 10 of this Plan, or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 5,000,000 Common Shares, plus any shares relating to awards that expire or are forfeited or are cancelled. Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) shares tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (C) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan: (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,000,000 Common Shares; (ii) no Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year; (iii) no Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 400,000 Common Shares during any calendar year; and (iv) the number of shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other awards under Section 10 of this Plan (after taking into account any forfeitures and cancellations) will not during the life of the Plan in the aggregate exceed 1,500,000 Common Shares.

(d) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000.
      4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares.

Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the day immediately preceding the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that Option Rights may not become exercisable by the passage of time sooner than one-third per year over three years. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of a change of control, as may be defined in an Evidence of Award.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights; provided, however, that Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The Board may at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(j) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k) No Option Right will be exercisable more than 10 years from the Date of Grant.

(l) The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m) The Board may substitute, without receiving Participant permission, Appreciation Rights paid only in Common Shares (or Appreciation Rights paid in Common Shares or cash at the Board’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(n) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.
      5. Appreciation Rights.

(a) The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods; provided, however, that Appreciation Rights may not become exercisable by the passage of time sooner than one-third per year over three years.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a change of control, as may be defined in an Evidence of Award.

(v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights; provided, however, that Option Rights that become exercisable upon the achievement of

Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(vii) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the day immediately preceding the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
      6. Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a change of control, as may be defined in an Evidence of Award.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted

Stock; provided, however, that restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      7. Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) If the Restriction Period lapses by the passage of time, each such grant or sale will be subject to a Restriction Period of not less than three years, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a change of control, as may be defined in an Evidence of Award.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

      8. Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than three years), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of a change of control, as may be defined in an Evidence of Award.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.
      9. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.

(a) Each grant of Option Rights awarded pursuant to this Section 9 will be upon terms and conditions consistent with Section 4 of this Plan and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify an Option Price per share, which will not be less than the Market Value per Share on the day immediately preceding the Date of Grant. Each such Option Right granted under the Plan will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights will be subject to the following additional terms and conditions:

(i)	Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(ii)	If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(iii)	Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the optionee for at least six months, or in a combination of cash and such Common Shares.

(b) Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

(c) Each grant or sale of Appreciation Rights pursuant to this Section 9 will be upon terms and conditions consistent with Section 5 of this Plan.

(d) Each grant or sale of Restricted Stock pursuant to this Section 9 will be upon terms and conditions consistent with Section 6 of this Plan.

(e) Each grant or sale of Restricted Stock Units pursuant to this Section 9 will be upon terms and conditions consistent with Section 7 of this Plan.

(f) Non-Employee Directors may be granted, sold, or awarded other awards as contemplated by Section 10 of this Plan.
      10. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

      11. Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
      12. Adjustments. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

      13. Fractional Shares. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.
      14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.
      15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
      16. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Governance Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 10 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 16(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

      17. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

(b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(e) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(g) The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

      18. Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a) Forfeit any award granted under the Plan then held by the Participant;

(b) Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i) Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii) The Market Value per Share of the Common Shares on the date of such acquisition.
To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
      19. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. The Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
      20. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

      21. Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
      22. General Provisions.

(a) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(b) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(c) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(d) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

POLYONE CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of PolyOne Corporation that you are entitled to vote.

Please consider the issues discussed in the Proxy Statement and cast your votes by:

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and
go to http://www.eproxyvote.com/pol

OR

Vote-by-Telephone

Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

     You can vote by phone or via the Internet anytime prior to May 18, 2005 at 11:59 p.m. (EDT)
If you do so, you do not need to mail in your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZPYC31

☒	Please mark votes as in this example.	#PYC

This Proxy, when properly executed, will be voted in the manner directed. If no direction is made, this Proxy will be voted FOR all of the Director nominees listed below, FOR approval of the PolyOne Corporation Senior Executive Annual Incentive Plan and FOR the approval of the PolyOne Corporation 2005 Equity and Performance Incentive Plan.

The Board of Directors recommends a vote FOR the Director nominees listed below, FOR approval of the PolyOne Corporation Senior Executive Annual Incentive Plan and FOR approval of the PolyOne Corporation 2005 Equity and Performance Incentive Plan.

1.	Election of Directors term to expire at next Annual Meeting.
Nominees:
(01) J. Douglas Campbell, (02) Carol A. Cartwright, (03) Gale Duff-Bloom, (04) Wayne R. Embry, (05) Richard H. Fearon, (06) Robert A. Garda, (07) Gordon D. Harnett, (08) William F. Patient, (09) Thomas A. Waltermire, (10) Farah M. Walters.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees, except as written above

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the PolyOne Corporation Senior Executive Annual Incentive Plan.	☐	☐	☐

3.	Proposal to approve the PolyOne Corporation 2005 Equity and Performance Incentive Plan.	☐	☐	☐

Change of Address and/or Comments Mark Here				☐

I Will Attend the Meeting				☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

The signer hereby revokes all Proxies previously given by the signer to vote at the meeting or any adjournments.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. Please sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner.

Signature:	Date:	Signature:	Date:

March 30, 2005

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio, at 9:00 a.m. on Thursday, May 19, 2005.

The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting.

Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the attached proxy card and to sign, date and return it in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your Proxy and vote personally by ballot.

If you plan to attend the meeting, please mark the box provided on the proxy card.

We look forward to seeing you at the meeting.

WILLIAM F. PATIENT
Chairman of the Board

DETACH HERE

ZPYC32

POLYONE CORPORATION

PROXY

ANNUAL MEETING OF SHAREHOLDERS, MAY 19, 2005

This Proxy is Solicited on Behalf of the Corporation’s Board of Directors

P R O X Y	The undersigned hereby appoints Thomas A. Waltermire and Wendy C. Shiba, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all common shares of PolyOne Corporation held of record by the undersigned on March 21, 2005, at the Annual Meeting of Shareholders to be held on May 19, 2005, or any adjournment thereof.
The Board of Directors recommends a vote (1) “FOR” the election of the nominees to serve as directors, (2) “FOR” the approval of the PolyOne Corporation Senior Executive Annual Incentive Plan and (3) “FOR” the approval of the PolyOne Corporation 2005 Equity and Performance Incentive Plan. The shares represented by this Proxy will be voted as specified on the reverse side. If no direction is given in the space provided on the reverse side, this proxy will be voted “FOR” the election of the nominees specified on the reverse side, “FOR” the approval of the PolyOne Corporation Senior Executive Annual Incentive Plan and “FOR” the approval of the PolyOne Corporation 2005 Equity and Performance Incentive Plan.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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